First Quarter 2020 Earnings Release Conference Call
May 1, 2020

Randy Wilson – Terex Corporation – Director, Investor Relations
Good morning and welcome to the Terex Corporation first quarter 2020 earnings conference call. We are conducting today’s call following the Centers for Disease Control and Prevention guidelines by using both social distancing and technology for remote access. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer, and John “Duffy” Sheehan, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation, which reflects our complete safe harbor statement. There are a few items that I would like to cover. First, today's conference call including our remarks and answers to your questions, contains forward-looking statements which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company's operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Thanks, Randy. Good morning, thank you for joining us and for your interest in Terex. First, our thoughts go out to all who have been affected by COVID-19, as well as the dedicated healthcare workers, first responders, and volunteers who are on the front lines all over the world battling this pandemic. The Terex Way values, along with our commitment to safety, gives us strength to face this pandemic together. I am proud of and want to thank all our team members for their dedication, commitment and focus on our Zero Harm Safety Culture. I am pleased with their attention and focus on adhering to the COVID-19 protocols. We have operations in China, Italy, Washington State and our Connecticut corporate office near New York City, all hot zones for the coronavirus. That said, most of Terex’s global parts and service and logistics teams have remained open to service the needs of our customers. It is a testimony to our Zero Harm Culture that we have had only seven confirmed cases, although we suspect we may have more. By practicing and rigorously following the COVID-19 protocols, we are helping to keep team members and families, customers, and communities safe. At Terex, we have confidence in ourselves and in our purpose that as a team we have quickly taken action to address the current situation and we will rapidly respond to market conditions. We are focused on controlling what we can control. We are in constant communication with our customers, safely meeting their needs, producing to actual customer demand, and providing essential equipment, parts and services. We are proactively maintaining our financial flexibility. We are a highly experienced management team and will successfully navigate this crisis, and our Terex team members are resilient and are facing this pandemic by demonstrating the Terex Way values.

Please turn to slide 4. Citizenship, which is one of our values, helps us navigate this crisis and improve the lives of people around the world. In Redmond, our Aerial Work Platforms (AWP) team brainstormed on how to help the community after their region endured the first major COVID-19 outbreak in the United States (US). The Genie team produced and donated 4,500 protective face shields for local medical professionals. In Watertown, Terex Utilities received a request from a local vocational college to use our 3D printer to help make parts needed for face shields. Thanks to the efforts of our Utilities team, approximately 1,000 shields were distributed to healthcare providers in South Dakota and Minnesota. Our China and Northern Ireland teams donated over 5,000 masks to a COVID-19 community group that is supporting local hospitals and care workers with PPE supplies. In India, Terex team members voluntarily contributed a full day’s salary to purchase almost 20,000 pounds of food for a community kitchen in Delhi. I want to thank all our team members who are assisting others and exhibiting our value of citizenship.

Turning to slide 5, safety is and will remain the top priority of the Company. We have response plans in place, following guidelines from governmental authorities that are intended to slow the virus spread. Team members who can work remotely are doing so. Given the lessons learned from Changzhou, the Company is implementing protocols to further safeguard team members who perform jobs that must be done at our facilities or customer sites. We have launched daily and weekly communications to stay in close contact with the status of each of our sites. We continue to educate our team members and share best practices across the Company. Safety and the well-being of our team members is our first priority, followed by the Company’s financial health.

Turning to slide 6. As a result of the COVID-19 pandemic, AWP and Materials Processing (MP) saw a significant number of customer cancellations, and requested delivery delays in the second half of March. In response to this unprecedented situation, we took swift action. We have implemented a comprehensive cost reduction program that includes: salary reductions, furloughing of team members, and reductions in force; temporarily suspending manufacturing operations to align with customer demand; and partnering with suppliers to limit the incoming supply of materials, receiving only what is needed to support current production schedules. While the environment continues to be uncertain, we are implementing cost savings in excess of $100 million. The Terex team is committed to taking the proper steps to protect the financial well-being of the Company.

Please turn to slide 7. In addition to cost savings, we are focused on having ample liquidity to run the business. As of March 31, we had $945 million in available liquidity. We are participating in tax and other government relief programs. We are also utilizing worker assistance programs in the US, UK, Germany, Australia and other countries to help keep our talented workforce in place, while easing the financial burden to Terex. We have begun a global effort to reduce indirect expenses. In short, we are asking all team members to look for opportunities to reduce the Company’s costs. We have taken 35% out of our capital expenditure budget for 2020. However, we are investing in the future on a more targeted basis. We are still funding the completion of our Watertown, South Dakota manufacturing facility and the expansion of our Changzhou, China facility. Changzhou is an important manufacturing facility for us. The China market is growing, and it is essential to have the capacity for future demand. Working with our banks, we successfully extended and amended our revolving credit facility. Additionally, we suspended our dividend and share repurchases for the remainder of 2020. As a result of these actions, I am confident that we will have more than sufficient liquidity through the downturn and that we will be able to grow when we get to the other side of this pandemic. With that, I want to turn it over to Duffy.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer
Thanks, John. Turning to slide 8, let me begin by reviewing our recently completed credit amendment. We are pleased with the support demonstrated by our bank group regarding the amendment and extension of our revolving credit facility. The amendment addresses the short-term concern with our financial covenants and provides the flexibility needed to manage the Company during these challenging times. The amendment provides us an extra layer of comfort during this period of uncertainty. It is important that Terex’s stakeholders have confidence that Terex has the operational and financial strength to manage successfully through the current environment. Let me walk you through some of the highlights. The one-year extension of the existing revolver from January 2022 to January 2023 is part of our broader amendment and liquidity enhancement objective. Planning ahead, we did not want to be in a position in early 2021 where the revolver was considered a current liability instead of long-term debt. During 2020, as a result of the amendment, we are only subject to a minimum liquidity covenant. Then, during 2021 we are subject to a maximum secured leverage covenant that is only applicable at 30% or more of revolver utilization. The credit agreement does revert to the existing financial covenants on January 1, 2022. It is important that Terex’s stakeholders, including customers, suppliers, team members and both credit and equity investors have confidence that Terex has the operational and financial strength to manage successfully through this period of uncertainty. That is exactly what this amendment provides us.

Turning to slide 9 to review our Q1 consolidated results. I would call your attention to our financial reporting structure. As you will notice, we did not report adjusted Q1 2020 financial results. Instead, we called out specific financial impacts from COVID-19. We have sought to provide information that will help the investment community more easily compare our year-over-year results going forward. Looking at our first quarter financial results, revenue of $834 million was down 27% year-over-year. We were operationally planning for first quarter revenue to be lower than the prior year, and during the months of January and February our sales were tracking in line or slightly above our expectations, but the market fell off dramatically in March. Also, as discussed during our Q4 Earnings Call in February, we were planning to make strategic investments in 2020, which we started in January and February. However, we have since taken substantial steps to cut back on our investment and to reduce our overall cost structure and those reductions in SG&A will show up from April onward. Gross profit was impacted by $8 million due to several COVID-19 related impacts. First, reserves were established against US government tariff recoveries as a result of anticipated lower product exports qualifying for duty drawback recoveries. Second, we were required to record charges associated with the costs for the temporary closure of manufacturing facilities. Also, SG&A was adversely impacted by $5 million primarily due to a reserve on a customer financing receivable and other items resulting from COVID-19. For the quarter, we recorded an operating loss of $7 million compared to adjusted operating income of $106 million in the first quarter last year. The operating loss resulted from $300 million of lower revenues versus Q1 2019, as well as the COVID-19 related charges in the quarter. Other income was impacted by $2 million related to the marking-to-market of a publicly traded holding. It is very important to note, despite the challenging month of March, a Q1 free cash flow use of approximately $110 million improved on a year-over-year basis from a free cash flow use of approximately $255 million in Q1 2019. The year-over-year improvement in free cash flow of approximately $145 million resulted from three factors. First, free cash flow from continuing operations increased approximately $40 million, as lower earnings plus higher capital expenditures were more than offset by lower net working capital. Second, cash payments for interest, taxes and other operating costs decreased approximately $35 million. And third, as a result of the sale of our mobile cranes businesses, we did not repeat the cash used in these businesses in Q1 2019 of approximately $70 million. During Q1 2020 our continuing operations free cash flow benefitted from our producing below retail demand. As a result of the COVID-19 impact on commercial demand in March, we aggressively reduced manufacturing production further, especially within our AWP segment, which further benefitted our Q1 free cash flow. We expect net working capital will be a source of liquidity for the remainder of 2020.

Turning to slide 10, starting with AWP. AWP sales of $512 million contracted by 30% compared to last year, driven by continued challenging global markets. End markets in the US and Europe sharply contracted in March, despite starting the year in line with expectations. We aggressively responded to customer cancellations and delays by reducing or stopping our production to ensure we were not building excess inventory. Our Changzhou, China facility was shut down or operating at a reduced level for most of the quarter. However, starting in March the China business has gradually ramped up production. The utilities market softened in the quarter, but not at the same rate that we experienced in the aerials business. AWP first quarter bookings of $498 million were 29% lower than Q1 2019. The bookings in the quarter are net of approximately $175 million of orders which were cancelled by customers. Backlog at quarter-end was $717 million, down 34% from the prior year. During the quarter, we experienced a shifting of customer orders from Q2 to the second half of 2020. The reduction in machine utilization by our customers provides an opportunity for increasing our parts and services offering, as customers are using the downtime of their machines to perform maintenance to be ready when the construction markets normalize. Now turning to MP, MP started the year with another solid quarter, achieving 8% operating margins, despite challenging markets. It is a testament to the strength of this segment as the team delivered relatively strong, positive operating margins on lower revenues. Sales were $316 million, down 23% from the first quarter 2019, driven by extremely cautious customer sentiment resulting in delaying capital purchases of crushing and screening products, material handlers and environmental equipment. The MP team has been aggressively managing all elements of cost in a challenging market environment. Backlog of $272 million was 52% lower than last year including order cancellations from the dealer network. However, customers in both segments continue to operate through the COVID-19 crisis and existing equipment is being utilized. Both our AWP and MP businesses are industry-leading in their respective segments with very strong brands. They will be well positioned as we come out of this current downturn to grow in their respective markets. With that, I will turn it back to John.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Thanks, Duffy. Turning to slide 11, in both AWP and MP our teams are aggressively managing their production operations, by accelerating their SIOP cycle. We are bringing in partial staff for certain product lines where we have demand. Partial operations adversely impact our decremental margins and under normal times this would not be an efficient way to operate our facilities. The benefit is we can produce to actual customer demand, thereby minimizing our cash burn. A benefit of our strategic sourcing initiative is we have reduced the number of suppliers. As a result, we have closer relationships and have been able to work collectively to reduce the amount of material coming into the plants. Our teams are doing a good job of managing material flow, while also ensuring we have continuity of supply. We are responding to short term customer demand, but we are also focused on longer-term market dynamics. Whether it is our new facility in Watertown, expanding our China facility, digital innovation in parts and services, or new product development, these are important investments to position Terex for growth as business conditions improve.

Turning to slide 12, free cash flow execution is our principal financial objective in 2020. As Duffy discussed in detail, we took decisive action with our banks to ensure we have ample liquidity to manage the business. We also reduced capital expenditures by 35%, but we continue to fund the investments important for future growth. As business conditions improve, we will reinstitute returns of capital to shareholders.

Turning to slide 13. To wrap up, our Terex team continues to live our Zero Harm Culture in a challenging global environment. We are intensely focused on meeting commitments to our customers and supporting them during these difficult times. Our businesses have a strong future so we will continue to invest in innovative products and services to be prepared as market demand returns. Our management team is highly experienced and cycle tested, and we will navigate through this crisis by aggressively managing costs and liquidity. With that, let me turn it back to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations
Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we have time to get to everyone. With that, I would like to open it up for questions.

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